EXHIBIT 99.1

The Joint Corp. Reports Fourth Quarter and Year-end 2022 Financial Results

- Grew Q4 2022 Revenue 26%, System-wide Sales 18%, and System-wide Comp Sales 8% vs. Q4 2021 -
- Increased Clinic Count to 838 at Year-end 2022, Including 126 Company-Owned or Managed Clinics -

SCOTTSDALE, Ariz., March 09, 2023 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, reported its financial results for the quarter and year ended December 31, 2022.

Financial Highlights: Q4 2022 Compared to Q4 2021

  Grew revenue 26% to $27.8 million.
  Recorded operating income of $1.3 million, compared to $7,000.
  Reported net income of $547,000, compared to a net loss of $360,000.
  Increased system-wide sales1 by 18%, to $120.1 million.
  Reported system-wide comp sales2 of 8%.
  Reported Adjusted EBITDA of $4.0 million, compared to $2.1 million.

Financial Highlights: 2022 Compared to 2021

  Grew revenue 26% to $101.9 million.
  Posted operating income of $2.1 million, compared to $5.4 million.
  Recorded net income of $1.2 million, compared to $6.6 million.
  Increased system-wide sales1 21% to $435.3 million.
  Reported comp sales2 of 9%.
  Reported Adjusted EBITDA of $11.5 million, compared to $12.6 million.

2022 Full Year Operating Highlights

  Performed 12.2 million patient visits, compared to 10.9 million in 2021.
  Treated 845,000 new patients, compared to 807,000 in 2021.
  Sold 75 franchise licenses, compared to 156 in 2021.
  Grew total clinics to 838, 712 franchised and 126 company-owned or managed clinics, up from 706 clinics at December 31, 2021.
    Opened 121 franchised clinics and 16 company-owned or managed greenfield clinics, for a total of 137 new clinics in 2022, as compared to 130 new clinics in 2021.
    Closed five franchised clinics.
    Acquired 16 previously franchised clinics and sold two company-owned or managed clinics.

“Our strong close to 2022 bolstered our foundation for continued management of near-term consumer uncertainty and enhanced our positioning for long-term growth,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “In Q4, our system-wide comps reflect the success of our annual holiday promotions: “Back Friday” increased 32% and “End-of-Year” increased 44% over 2021. Already in 2023, we have won several awards from Entrepreneur, Franchise Business Review and Franchise Times, recognizing our leadership among all franchise concepts for performance and profitability, and in particular, as the top chiropractic services franchisor. Maintaining our focus on our three strategic initiatives, we are continuing to invest in attracting and retaining the most talented chiropractors; to leverage our data; and to expand our clinic network toward our near-term target of 1,000 clinics. We are dedicated to serving our patients to drive long-term value for all stakeholders.”

Financial Results for Fourth Quarter Ended December 31: 2022 Compared to 2021
Revenue was $27.8 million in the fourth quarter of 2022, compared to $22.1 million in the fourth quarter of 2021. The increase reflects a greater number of franchised and corporate clinics and continued organic growth. Cost of revenue was $2.6 million, compared to $2.4 million in the fourth quarter of 2021, reflecting the associated higher regional developer royalties and commissions.

Selling and marketing expenses were $3.3 million, up 13%, driven by the increase in advertising expenses from the larger number of franchised and company-owned or managed clinics. Depreciation and amortization expenses increased for the fourth quarter of 2022, as compared to the prior year period, primarily due to the depreciation and amortization expenses associated with our continued greenfield development and acquired clinics.

General and administrative expenses were $18.3 million, compared to $14.9 million in the fourth quarter of 2021, reflecting increases in costs to support clinic growth and in payroll to remain competitive in the tight labor market.

Operating income was $1.3 million, compared to $7,000 in the fourth quarter of 2021. Income tax expense was $660,000, compared to $351,000 in the fourth quarter of 2021. Net income was $547,000, or $0.04 per diluted share, compared to a net loss of $360,000, or $0.02 per basic share, in the fourth quarter of 2021.

Adjusted EBITDA was $4.0 million, compared to $2.1 million in the fourth quarter of 2021. The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

Financial Results for Year Ended December 31: 2022 Compared to 2021
Revenue was $101.9 million in 2022, compared to $80.9 million in 2021. Net income was $1.2 million, or $0.08 per diluted share, compared to $6.6 million, or $0.44 per diluted share, in 2021. Adjusted EBITDA was $11.5 million, compared to $12.6 million in 2021.

Balance Sheet Liquidity
Unrestricted cash was $9.7 million at December 31, 2022, compared to $19.5 million at December 31, 2021. During 2022, investing activities of $20.8 million consisted of the acquisition of three regional developer territory rights and 16 previously franchised clinics as well as the development of 16 greenfield clinics, which were partially offset by $11.1 million provided by operating activities.

2023 Guidance
For 2023, management provided financial and clinic opening guidance. Historically, company-owned or managed clinic openings included a combination of both greenfields and acquisitions. The company will continue to acquire previously franchised clinics. However, as these transactions are opportunistic, management will no longer include the acquired clinic estimate in guidance. To provide greater clarity, the 2023 company-owned or managed guidance includes greenfield clinic openings only.

  Revenue is expected to be between $123.0 million and $128.0 million, compared to $101.9 million in 2022.
  Adjusted EBITDA is expected to be between $12.5 million and $14.0 million, compared to $11.5 million in 2022.
  Franchised clinic openings are expected to be between 100 and 120, compared to 121 in 2022.
  Company-owned or managed greenfield clinic openings are expected to be between 8 and 12, compared to 16 in 2022.

Conference Call
The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, March 9, 2023 to discuss the fourth quarter and year-end 2022 financial results. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing (833) 630-0823 or (412) 317-1831 and ask to be joined into the ‘The Joint’ call approximately 15 minutes prior to the start time.

The live webcast of the call with accompanying slide presentation can be accessed in the IR events section https://ir.thejoint.com/events and will be available for approximately one year. An audio archive can be accessed for one week by dialing (877) 344-7529 or (412) 317-0088 and entering conference ID 5287939

Commonly Discussed Performance Metrics
This release includes a presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Non-GAAP Financial Information
This release also includes a presentation of non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage, and an increase in operating expenses due to measures we may need to take to address such shortage, inflation, exacerbated by COVID-19 and the current war in Ukraine, which has increased our costs and which could otherwise negatively impact our business, the potential for further disruption to our operations and the unpredictable impact on our business of the COVID-19 outbreak and outbreaks of other contagious diseases, our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, short-selling strategies and negative opinions posted on the internet which could drive down the market price of our common stock and result in class action lawsuits, our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence, and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 expected to be filed with the SEC on March 10, 2023 and subsequently-filed current and quarterly reports. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation’s largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With more than 800 locations nationwide and more than 12 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. Consistently named to Franchise Times “Top 500+ Franchises” and Entrepreneur’s “Franchise 500” lists and recognized by FRANdata with the TopFUND award, as well as Franchise Business Review’s “Top Franchise for 2023,” “Most Profitable Franchises” and “Top Franchises for Veterans” ranking, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

– Financial Tables Follow –

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	Dec. 31,2022	Dec. 31,2021
ASSETS
Current assets:
Cash and cash equivalents	$9,745,066	$19,526,119
Restricted cash	805,351	386,219
Accounts receivable	3,911,272	3,700,810
Deferred franchise and regional development costs, current portion	1,054,060	994,587
Prepaid expenses and other current assets	2,098,359	2,281,765
Total current assets	17,614,108	26,889,500
Property and equipment, net	17,475,152	14,388,946
Operating lease right-of-use asset	20,587,199	18,425,914
Deferred franchise and regional development costs, net of current portion	5,707,678	5,505,420
Intangible assets, net	12,867,529	5,403,390
Goodwill	8,493,407	5,085,203
Deferred tax assets	8,441,713	9,188,634
Deposits and other assets	756,386	567,202
Total assets	$91,943,172	$85,454,209

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,966,589	$1,705,568
Accrued expenses	1,069,610	1,809,460
Co-op funds liability	805,351	386,219
Payroll liabilities ($0.6 million and $0.4 million attributable to VIEs as of Dec. 31, 2022 and 2021)	2,030,510	3,906,317
Operating lease liability, current portion	5,295,830	4,613,843
Finance lease liability, current portion	24,433	49,855
Deferred franchise and regional development fee revenue, current portion	2,955,851	3,191,892
Deferred revenue from company clinics ($4.7 million and $3.5 million attributable to VIEs as of Dec. 31, 2022 and 2021)	7,471,549	5,235,745
Other current liabilities	499,250	539,500
Total current liabilities	23,118,973	21,438,399
Operating lease liability, net of current portion	18,672,719	16,872,093
Finance lease liability, net of current portion	63,507	87,939
Debt under the Credit Agreement	2,000,000	2,000,000
Deferred franchise and regional development fee revenue, net of current portion	15,661,412	15,458,921
Other liabilities	27,230	27,230
Total liabilities	59,543,841	55,884,582
Commitments and contingencies (note 10)
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, as of Dec. 31, 2022 and 2021	—	—
Common stock, $0.001 par value; 20,000,000 shares authorized, 14,560,353 shares issued and 14,528,487 shares outstanding as of Dec. 31, 2022 and 14,451,355 shares issued and 14,419,712 outstanding as of Dec. 31, 2021	14,560	14,450
Additional paid-in capital	45,558,305	43,900,157
Treasury stock 31,866 shares as of Dec. 31, 2022 and 31,643 shares as of Dec.31, 2021, at cost	(856,642)	(850,838)
Accumulated deficit	(12,341,892)	(13,519,142)
Total The Joint Corp. stockholders' equity	32,374,331	29,544,627
Non-controlling Interest	25,000	25,000
Total equity	32,399,331	29,569,627
Total liabilities and stockholders' equity	$91,943,172	$85,454,209

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)

	Three Months Ended		Year Ended
	Dec. 31,		Dec. 31,
	2022	2021	2022	2021
Revenues:
Revenues from company-owned or managed clinics	$16,485,996	$11,820,917	$59,422,294	$44,348,234
Royalty fees	7,165,732	6,246,489	26,190,531	22,062,989
Franchise fees	471,070	691,418	2,441,325	2,659,097
Advertising fund revenue	2,038,855	1,777,581	7,456,696	6,298,924
Software fees	1,124,007	996,313	4,290,739	3,383,856
Regional developer fees	134,176	206,599	659,099	848,640
Other revenues	392,717	361,953	1,450,725	1,257,913
Total revenues	27,812,553	22,101,270	101,911,409	80,859,653
Cost of revenues:
Franchise and regional developer cost of revenues	2,242,857	2,088,847	8,462,503	7,408,125
IT cost of revenues	357,212	320,954	1,367,659	1,105,652
Total cost of revenues	2,600,069	2,409,801	9,830,162	8,513,777
Selling and marketing expenses	3,296,210	2,920,798	13,962,709	11,424,416
Depreciation and amortization	2,302,560	1,813,807	7,643,980	6,088,947
General and administrative expenses	18,284,032	14,939,927	67,987,482	49,453,305
Total selling, general and administrative expenses	23,882,802	19,674,532	89,594,171	66,966,668
Net loss (gain) on disposition or impairment	50,075	9,822	410,215	26,789
Income from operations	1,279,607	7,115	2,076,861	5,352,419
Other expense, net	(72,433)	(15,829)	(133,101)	(69,878)
Income before income tax expense (benefit)	1,207,174	(8,714)	1,943,760	5,282,541
Income tax expense (benefit)	659,983	351,267	766,510	(1,293,229)
Net income	$547,191	$(359,981)	$1,177,250	$6,575,770

Earnings per share:
Basic earnings per share	$0.04	$(0.02)	$0.08	$0.46
Diluted earnings per share	$0.04	$(0.02)	$0.08	$0.44

Basic weighted average shares	14,529,829	14,416,273	14,488,314	14,319,448
Diluted weighted average shares	14,817,591	14,946,865	14,868,093	14,935,577

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended Dec. 31,
	2022	2021
Cash flows from operating activities:
Net income	$1,177,250	$6,575,770
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,643,980	6,088,947
Net loss on disposition or impairment (non-cash portion)	410,215	125,237
Net franchise fees recognized upon termination of franchise agreements	(68,537)	(133,007)
Deferred income taxes	746,921	(1,247,198)
Stock based compensation expense	1,273,989	1,056,015
Changes in operating assets and liabilities:
Accounts receivable	(154,672)	(1,637,589)
Prepaid expenses and other current assets	183,406	(715,740)
Deferred franchise costs	(351,151)	(1,418,235)
Deposits and other assets	(189,184)	(148,516)
Accounts payable	818,265	(14,373)
Accrued expenses	(1,170,070)	886,738
Payroll liabilities	(1,875,807)	1,130,281
Deferred revenue	2,230,041	3,624,944
Other liabilities	409,938	1,059,506
Net cash provided by operating activities	11,084,584	15,232,780

Cash flows from investing activities:
Acquisition of AZ clinics	(6,966,923)	(1,925,000)
Acquisition of NC clinics	(3,289,312)	(3,840,135)
Acquisition of CA clinics	(1,850,000)	—
Proceeds from sale of clinics	105,200	—
Purchase of property and equipment	(5,899,080)	(6,989,534)
Reacquisition and termination of regional developer rights	(2,875,000)	(1,388,700)
Net cash used in investing activities	(20,775,115)	(14,143,369)

Cash flows from financing activities:
Payments of finance lease obligation	(49,855)	(80,322)
Purchases of treasury stock under employee stock plans	(5,804)	(707,727)
Proceeds from exercise of stock options	384,269	1,519,317
Repayment of debt under the Paycheck Protection Program	—	(2,727,970)
Net cash provided by (used in) financing activities	328,610	(1,996,702)

Decrease in cash	(9,361,921)	(907,291)
Cash, cash equivalents and restricted cash, beginning of period	19,912,338	20,819,629
Cash, cash equivalents and restricted cash, end of period	$10,550,417	$19,912,338

	Dec. 31, 2022	Dec. 31, 2021
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$9,745,066	$19,526,119
Restricted cash	805,351	386,219
	$10,550,417	$19,912,338

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
RECONCILIATION FOR GAAP TO NON-GAAP
(unaudited)

	Three Months Ended		Year Ended
	Dec. 31,		Dec. 31,
Non-GAAP Financial Data:	2022	2021	2022	2021
Net income	$547,191	$(359,981)	$1,177,250	$6,575,770
Net interest	72,433	15,829	133,102	69,878
Depreciation and amortization expense	$2,302,560	$1,813,807	$7,643,980	$6,088,947
Income tax expense (benefit)	659,983	351,267	766,510	(1,293,229)
EBITDA	$3,582,167	$1,820,922	$9,720,842	$11,441,366
Stock compensation expense	304,427	229,107	1,273,989	1,056,015
Acquisition related expenses	31,787	20,370	110,085	68,716
Net loss (gain) on disposition or impairment	50,075	9,822	410,215	26,789
Adjusted EBITDA	$3,968,456	$2,080,221	$11,515,131	$12,592,886

1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.